QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-145499 and No. 333-134989 on Form S-8 of our reports dated December 11, 2007 relating to the consolidated financial statements of Haynes International, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment in 2006 and Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans in 2007) and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Haynes International, Inc. for the year ended September 30, 2007.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
December 11, 2007

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM